Exhibit 32.1

Section 1350 Certification

by Dennis J. Kerrison

In connection with the Quarterly Report on Form 10-Q of Octel Corp. (the “Company”) for the period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dennis J Kerrison, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Dennis J. Kerrison
Dennis J. Kerrison
President and Chief Executive Officer

November 9, 2004